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                                                                   EXHIBIT 10.24



                               SECOND AMENDMENT TO

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

      THIS SECOND AMENDMENT (the "Second Amendment") to the Collaborative Research and License Agreement dated December 13, 1996 (the "Agreement") is entered into by and between GENELABS TECHNOLOGIES, INC., a California corporation with its principal offices at 505 Penobscot Drive, Redwood City, California 94063 ("Genelabs") and DUPONT PHARMACEUTICALS COMPANY, a Delaware general partnership with its principal offices at Chestnut Run Plaza, 974 Centre Road, Wilmington, DE 19807 ("DPC"), having entered into the Agreement under its former name, THE DUPONT MERCK PHARMACEUTICAL COMPANY, a Delaware general partnership with its principal offices at Chestnut Run Plaza, Walnut Run, 974 Centre Road, Wilmington, DE 19807 ("DuPont Pharma"). This Second Amendment is effective as of this 29th day of December 1998 (the "Amendment Date") and supersedes the First Amendment which had an effective date of August 24, 1998, and DPC contract file number #400628-001.01.

                                    RECITALS

      WHEREAS, Genelabs and DPC, pursuant to the Agreement, have established a Research Collaboration using certain Genelabs technology directed towards the discovery of gene regulating DNA-binding drugs for human therapeutic applications; and

        WHEREAS, the parties, in the course of carrying out their Research Collaboration have determined that it is in their mutual interest to re-allocate certain of their respective responsibilities under the Collaboration; and

        WHEREAS, the parties agree that it is to their mutual benefit that Genelabs focus on the chemistry required for the discovery of lead compounds and assays targeting Collaboration Target Genes; and

        WHEREAS, the parties agree that it is to their mutual benefit that DPC focus its chemistry resources on the optimization of Collaboration Lead Compounds as well as preclinical and clinical development; and

      WHEREAS, the parties wish to formalize their understanding regarding each of their roles in the Collaboration and to amend the Agreement to adjust certain rights and obligations of the parties under the Agreement in light thereof;

      NOW, THEREFORE, Genelabs and DPC agree, pursuant to Section 10.7 of the Agreement, to amend the Agreement as follows:

                           AMENDMENTS TO THE AGREEMENT



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      Unless otherwise defined as set forth herein, all capitalized terms used herein shall have the meaning set forth in the Agreement. The captions to the amendments stated below are not part of the amendments to the Agreement, but are merely descriptive of the amendments. In the event of any conflict between this Second Amendment and the Agreement, the provisions of this Second Amendment shall control. All other terms and conditions of the Agreement shall remain in full force and effect. This Second Amendment to the Agreement is acknowledged to have been made in and shall be construed, governed, interpreted, and applied in accordance with the laws of Delaware, without giving effect to its conflict of laws provisions.

OVERVIEW AND INTENT

        The parties hereby agree that the "Overview and Intent" section be deleted and replaced with the following:

        The parties intend to continue the research collaboration established on December 13, 1996. Each party will contribute compounds and chemistries which it currently has or develops during the course of the research collaboration. The parties agree that the primary goals of the collaboration have changed as a result of accomplishments obtained to date. The primary goal of the collaboration is to create drugs targeted at the Collaboration Target Genes. In order to accomplish the primary goal the parties agree that Genelabs will perform activities in support of the identification and characterization of lead compounds for the Collaboration Target Genes. The specific tasks are set forth in the Research Plan (Attachment I). DPC will have certain exclusive rights to pharmaceutical products resulting from the collaboration.

1.      AMENDMENTS TO ARTICLE I "CERTAIN DEFINITIONS"

        (a) The parties hereby agree that the definition of "Collaboration Technology" be deleted and replaced with the following definition:

               "Collaboration Technology" means any information and data concerning [*], and all related intellectual property, including information, data, trade secrets, know-how, inventions, discoveries and Collaboration Patent Rights, owned or licensable by one party to the other, excluding clinical information and data, and excluding that portion of such information, data, trade secrets, know-how, inventions, discoveries and [*].

        (b) "Functional Assay" means an assay that [*].

        (c) The parties hereby agree that the definition of "Genelabs Lead Compounds" be deleted and replaced with the following definition:

               "Genelabs Lead Compounds" means Lead Compounds [*].

        (d) The parties hereby agree that the definition of "Genelabs Lead Compound Program" be deleted and replaced with the following definition:

               "Genelabs Lead Compound Program" means a program which is [*].

        (e) "Ligand Binding Assay" means an assay that [*].

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        (f) The parties hereby agree that the definition of "Net Proceeds" be deleted and replaced with the following definition:

               "Net Proceeds" means the gross amount of the revenues received by Genelabs from outlicensing or sublicensing a Lead Compound [*] to third parties including but not limited to: [*].

        (g) The parties hereby agree that the definition of "Third Party Lead Compound Program" be deleted and replaced with the following definition:

               "Third Party Lead Compound Program" means a program [*].

        (h) The parties hereby agree to add the following two new definitions to
Article 1:

               "Active Collaboration Investigation" means, with respect to a [*].

               "Derived from DPC Chemistry Effort" is hereby deleted.

2.      AMENDMENTS TO ARTICLE II "RESEARCH COLLABORATION"

        (a) The parties hereby agree that Section 2.2 of the Agreement be deleted and replaced by the following:

               2.2 Scope of Collaboration. Notwithstanding anything else in this Agreement, the parties recognize that in conducting the Research Program compounds and components of compounds may be identified that could have applications outside the Field of Use.[*].

        (b) The parties hereby agree that Section 2.3 of the Agreement be deleted and replaced by the following:

               2.3 Term of Research Program. The Initial Research Term, having commenced January 1, 1997, shall continue through [*]. The Initial Research Term may be [*]. The Initial Research Term may be extended as provided herein, and upon written agreement of the parties. During the remainder of the Initial Research Term, DPC shall fund a [*]. Payment to Genelabs of such research funding shall be made in equal quarterly installments payable within 15 days of the beginning of each Calendar Quarter commencing on the Effective Date. Payment shall be made in immediately available funds. Such funding by DPC of FTEs at Genelabs shall be contingent upon Genelabs providing and retaining the indicated number of qualified FTEs and upon Genelabs making a good faith effort in accordance with industry standards to achieve the goals of the Research Collaboration as set forth in the Research Plan. Without limiting DPC's rights or remedies, DPC shall have the right to reduce the level of funding described above to reflect the failure by Genelabs to provide or retain the required number of qualified FTEs or to make the required effort to achieve the goals of the Research Collaboration. The names, curriculum vitae and percentage of time devoted to the Research Program for each scientist comprising the required number of FTEs will be provided to DPC within thirty (30) days of the Effective Date and not later than sixty (60) days prior to the start of each subsequent Calendar Year of the Research Collaboration. The mixture of skills and levels of expertise of such scientists shall be appropriate to the objectives of the Research Program. The selection of such scientists shall be subject to the approval of DPC, such approval not to be unreasonably withheld.



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        (c) The parties hereby agree that Section 2.4 of the Agreement be deleted and replaced by the following:

               Research Term Extension; Funding Commitments. DPC shall provide Genelabs with written notice no later than [*]. Upon any extension of the Initial Research Term, the RSC shall revise the Research Plan and assign responsibilities and determine manpower requirements of the parties for such extended term.

        (d) The parties hereby agree to add a new Section 2.7 as follows:

               2.7 Discovery Chemistry and Lead Optimization. The parties agree that, pursuant to the Research Plan (Attachment I), as may be amended from time to time, Genelabs shall assume responsibility for and allocate resources funded by DPC to the [*], as specified in the Research Plan; specifically the [*].

3.      AMENDMENTS TO ARTICLE III "TARGET GENES"

        (a) The parties hereby agree that Section 3.1 of the Agreement be deleted and replaced by the following:

             3.1  Collaboration Target Genes.

                  (a) The RSC has designated [*].

        (b) The parties agree that the title to Section 3.2 and Section 3.2(a) of the Agreement be deleted and replaced by the following:

             3.2  Genelabs Lead Compound and Third Party Lead Compound Programs.

                  (a) Genelabs may initiate a Genelabs Lead Compound Program [*], it may initiate a Third Party Lead Compound Program in collaboration with a third party; provided, however, that in no event may the [*].

        (c) The parties hereby agree that Section 3.2(b) of the Agreement be deleted and replaced by the following:

               Genelabs may initiate a Genelabs Lead Compound Program [*], subject to Section 3.2(a) and the following conditions:

                      (i)    [*]; and

                      (ii)   [*]

               [*]

        (d) The parties hereby agree that Section 3.2(c) of the Agreement be deleted and replaced by the following:


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               Genelabs may initiate a [*], subject to Section 3.2(a), and the following conditions:

                      (i)  [*].

                      (ii) [*].

        (e) The parties hereby agree that Section 3.2(d) of the Agreement be deleted in its entirety.

        (f) The parties hereby agree that 3.3 of the Agreement be deleted and replaced in its entirety with the following:

         3.3 Outlicensing by Genelabs. Genelabs may develop and commercialize Genelabs Lead Compounds arising from a Genelabs Lead Compound Program or may choose at any time to outlicense such a Genelabs Lead Compound to a third party,[*]:

               (i)    [*];

               (ii)   [*];

               (iii)  [*];

               (iv)   [*].

         Genelabs' obligations under this Section 3.3 shall terminate upon [*]. The parties understand and agree that DPC's rights under this Section
         3.3 do not cover any Genelabs Lead Compound resulting from any Third Party Lead Compound Program.

        (g) The parties hereby agree that Section 3.4 of the Agreement be deleted and be replaced in its entirety by the following:

        3.4 Genelabs Screening - Collaboration. During the term of the Research Collaboration, Genelabs may, at its sole discretion, enter into Genelabs Screening Collaborations with third parties. It is understood that a Genelabs Screening Collaboration as defined in the Agreement means a service agreement in which Genelabs provides screening and/or assay services to a third party. As part of Genelabs Screening Collaborations, Genelabs may disclose Collaboration Technology to its third party collaborator and may receive any information concerning such third parties' chemistries or the targets or promoters being screened. Genelabs shall not pay DPC any portion of the proceeds received as part of such Genelabs Screening Collaboration.

4.      AMENDMENTS TO ARTICLE IV "GRANT OF RIGHTS"

         (a) The parties hereby agree that Section 4.1 of the Agreement be deleted and replaced in its entirety by the following:

               4.1 Monomer Database. Except as otherwise set forth in this
Section 4.1,[*].

         (b) The parties hereby agree to amend Section 4.2(i)-(iii) by substituting the words "to develop" for the words "to discover" (or "Discover").



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         (c) The parties hereby agree that Section 4.3 of the Agreement be deleted in its entirety.

5.      AMENDMENTS TO ARTICLE V "PAYMENTS"

         (a) The parties hereby agree that introduction to Section 5.1(b), and
         Section 5.1(b) (i) of the Agreement, be deleted and replaced by the following:

               Milestones. DPC shall also make the following payments (which may be used for any purpose by Genelabs) to Genelabs within thirty
               (30) days (except where deferred under Section 5.1(b)(i)) of the achievement of the following milestones related to commercial Licensed Products which are derived directly or indirectly through utilization of the Genelabs Technology or Collaboration Technology, regardless of whether the milestone is achieved during or after termination of the Research Collaboration, and regardless of whether the entity achieving the milestone is DPC itself or one of its Sublicensees or Affiliates:

                      (i)    [*].

                      5(b) The parties agree to delete Section 5.2(a) of the Agreement and replace it with the following:

                       5.2(a) Outlicensing Revenues if [*]. In the event that a
                      [*], then Genelabs agrees to pay to DPC a fee based on the Net Proceeds Genelabs receives from outlicensing or sublicensing any Genelabs Lead Compound during the period commencing [*] (the "Period"). During that portion of the Period commencing [*] and ending on the earlier of [*] the fee shall be equal to [*] of the Net Proceeds Genelabs receives from any such outlicensing or sublicensing of Genelabs Lead Compound. Thereafter, for the remainder of the Period, the fee shall be equal to [*] of the Net Proceeds Genelabs receives from any such outlicensing or sublicensing of a Genelabs Lead Compound.

                      5(c) The parties agree to delete Section 5.2(b) of the Agreement and replace it with the following: 5.2(b) Outlicensing Revenues if [*]. In the event that a [*], then Genelabs agrees to pay to DPC a fee of [*] of the Net Proceeds Genelabs receives from outlicensing or sublicensing any Genelabs Lead Compound. This obligation shall only apply to outlicensing or sublicensing of a Genelabs Lead Compound during the period commencing [*].


8.      AMENDMENTS TO ARTICLE VIII "TERM AND TERMINATION"

        (a) The parties hereby agree that Section 8.1 of the Agreement be deleted and replaced by the following:

                  8.1 Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Section 8.2 or 8.5 below, the terms of this Agreement shall continue in effect on a country-by-country basis until expiration date of the last obligation of a party to pay fees or royalties to the other party for the sale of a Licensed Product in that country. Upon expiration of this Agreement as to any country



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                  due to the expiration of the obligation of a party to pay
                  royalty to the other party for the sale of a Licensed Product in that country, the licenses hereunder with respect to Licensed Product shall become fully paid-up, perpetual licenses.

        (b) The parties hereby agree to add the following Section 8.5.

                  8.5 Termination Not for Cause. This Agreement may be terminated [*].

        (c) The parties agree to delete Exhibit B, the Research Plan and replace with Attachment I, Research Plan for [*] (herein attached).


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                                  ATTACHMENT I

                              RESEARCH PLAN FOR [*]

           DUPONT PHARMACEUTICALS/GENELABS TECHNOLOGIES COLLABORATION

[*]


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        IN WITNESS WHEREOF, Genelabs and DPC have duly executed this Second
Amendment as of the Effective Date first written above.

DUPONT PHARMACEUTICALS COMPANY               GENELABS TECHNOLOGIES,
                                             INC.


By      /S/ PAUL A. FRIEDMAN, M.D.           By:    /S/ IRENE CHOW, PH.D.
  ------------------------------------          --------------------------------
Printed Name: Paul A.  Friedman, M.D.        Printed Name: Irene Chow, Ph.D.
              ------------------------                     ---------------------
Title: President                             Title: President & CEO
       -------------------------------              ----------------------------
        DuPont Pharmaceuticals
        Research Labs


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



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